Industry Canada	Industrie Canada	FORM 11	FORMULE 11
		ARTICLES OF CONTINUANCE	CLAUSES DE PROROGATION
Canada Business	Loi canadienne sur les	(SECTION 187)	(ARTICLE 187)
Corporations Act	sociétés par actions

1 –	Name of corporation	Dénomination de la société

HUB INTERNATIONAL LIMITED

2 –	The place in Canada where the registered office is to be situated	Lieu au Canada où doit être situé le siege social

Province of Ontario

3 –	The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout nombre maximal d’actions que la société est autoriséé à émettre

An unlimited number of preference shares, issuable in series and an unlimited number of common shares.

4 –	Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s’il y a lieu

There shall be no restrictions on the issue, transfer or ownership of shares.

5 –	Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d’administrateurs

Minimum of 3; maximum of 10

6 –	Restrictions, if any, on business the corporation may carry on	Limites imposes à l’activité commerciale de la société, s’il y a lieu

NONE

7 –	(1) If change of name effected, previous name	(1) S’il y a changement de denomination, denomination antérieure

N/A

	(2) Details of incorporation	(2) Détails de la constitution

The Corporation was incorporated under the Business Corporations Act (Ontario) as The Hub Group Limited on November 25, 1998, filed articles of amendment to remove restrictions on the issue, transfer and ownership of shares on January 22, 1999 and articles of amendment to change the name of the Corporation to Hub International Limited on September 14, 2000.

8 –	Other provisions, if any	Autres dispositions, s’il y a lieu

Meetings of shareholder of the Corporation may be held at any location throughout Canada or the United Sates of America.

Date	Signature	Title – Titre

May 14, 2004	/s/ W. Kirk James	Vice-President & Secretary

FOR DEPARTMENTAL USE ONLY – À L’USAGE DU MINISTÈRE SEULEMENT
Corporation No. – N° de la société	Filed – Déposée
423923-7	May 18, 2004

IC 3247 (01-95) (cca 1391)